UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

(Exact Name of Registrant as Specified in Charter)

OHIO	001-11302	34-6542451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2014, the KeyCorp Board of Directors elected Demos Parneros, age 51, President, U.S. Stores and Staples.com for Staples, Inc., to the Board of Directors. The election of Mr. Parneros increases the size of KeyCorp’s Board of Directors to 13 members. Mr. Parneros will serve as a member of the KeyCorp Risk Committee. As is true for all non-employee KeyCorp Directors, Mr. Parneros will be entitled to an annual award under the KeyCorp Directors’ Deferred Share Sub-Plan each May and will also be entitled to quarterly and per meeting director fees.

A copy of KeyCorp’s press release dated January 16, 2014 announcing the election of Mr. Parneros is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated January 16, 2014, announcing the election of Demos Parneros as a Director of KeyCorp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: January 16, 2014	By:	/s/ Paul N. Harris
Paul N. Harris
General Counsel and Secretary